Exhibit 99.1
Caterpillar Inc.

January 15, 2016

Caterpillar contact:
Rachel Potts
Global Government & Corporate Affairs
Office: 309-675-6892
Mobile: 309-573-3444
Potts_Rachel_A@cat.com

FOR IMMEDIATE RELEASE

Caterpillar Announces New Group President
Vice President Denise Johnson to Replace Retiring Group President Ed Rapp
PEORIA, Ill. – Caterpillar Inc. (NYSE: CAT) announced today that the company’s Board of Directors has elected Denise Johnson, currently vice president with responsibility for the Material Handling & Underground Division, as group president of Resources Industries. The appointment follows the recently announced retirement of Group President Ed Rapp.
“Denise leads one of the largest and most complex businesses in the company; her division makes products primarily for the mining, waste and construction industries and employs about 8,000 people in 14 locations spanning four continents. She has successfully managed costs during the mining downturn and been deeply involved in restructuring within Resource Industries, all while gaining market position for multiple products in her portfolio. Denise has accomplished these business results while also delivering outstanding safety and quality metrics,” said Caterpillar Chairman and CEO Doug Oberhelman. “Above all, Denise is a leader inside and outside of Caterpillar. Whether she’s engaging with employees, strengthening relationships with key mining customers or serving as a strong role model to recruit more female engineers, Denise consistently excels.”
Johnson joined Caterpillar in 2011 as the general manager of Caterpillar’s Specialty Products business unit where she had responsibility for nearly 20 facilities around the world. She came to Caterpillar after a 22-year career with General Motors, where she built deep expertise in operations and product management in a series of positions in the United States, Canada and

Brazil. A year later, she was elected vice president of the Diversified Products Division with responsibility for industries including forestry, paving and on-highway trucks. In 2013, she became vice president of the Integrated Manufacturing Operations Division overseeing major operations in Caterpillar’s largest division at the time. She was named to her current role in 2014.
Johnson graduated from Michigan State University with a bachelor's degree in mechanical engineering. She earned dual master's degrees in mechanical engineering and business administration from the Massachusetts Institute of Technology. Johnson is a member of numerous outside boards including The Mosaic Company.
Her move is effective April 1, 2016. Johnson’s successor will be named at a later date.

About Caterpillar:
For 90 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. Customers turn to Caterpillar to help them develop infrastructure, energy and natural resource assets. With 2014 sales and revenues of $55.184 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three product segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect with us on social media, visit caterpillar.com/social-media.

Forward-looking Statements:
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) government monetary or fiscal policies and infrastructure spending; (iii) commodity price changes, component price increases, fluctuations in demand for our products or significant shortages of component products; (iv) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (v) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (vi) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (vii) our Financial Products segment’s risks associated with the financial services industry; (viii) changes in interest rates or market liquidity conditions; (ix) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (x) new regulations or changes in financial services regulations; (xi) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xii) international trade policies and their impact on demand for our products and our competitive position; (xiii) our ability to develop, produce and market quality products that meet our customers’

needs; (xiv) the impact of the highly competitive environment in which we operate on our sales and pricing; (xv) failure to realize all of the anticipated benefits from initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (xvi) additional restructuring costs or a failure to realize anticipated savings or benefits from past or future cost reduction actions; (xvii) inventory management decisions and sourcing practices of our dealers and our OEM customers; (xviii) compliance with environmental laws and regulations; (xix) alleged or actual violations of trade or anti-corruption laws and regulations; (xx) additional tax expense or exposure; (xxi) currency fluctuations; (xxii) our or Cat Financial’s compliance with financial covenants; (xxiii) increased pension plan funding obligations; (xxiv) union disputes or other employee relations issues; (xxv) significant legal proceedings, claims, lawsuits or government investigations; (xxvi) changes in accounting standards; (xxvii) failure or breach of IT security; (xxviii) adverse effects of unexpected events including natural disasters; and (xxix) other factors described in more detail under “Item 1A. Risk Factors” in our Form 10-K filed with the SEC on February 17, 2015, for the year ended December 31, 2014.